AMENDMENT NO. 05

THIS AMENDMENT NO. 05 ("*Amendment 05*") to that certain Loan and Security Agreement No. 5021 dated February 8, 2006, as amended (the "*Agreement*"; all initially capitalized terms used and not otherwise defined herein are defined in the Agreement) is entered into as of October 31, 2007, by and between **LIGHTHOUSE CAPITAL PARTNERS V, L.P.** ("*Lender*") and **EYETEL IMAGING, INC.**, a company organized under the laws of the state of Delaware ("*Borrower*").

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

RECITALS

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

WHEREAS Borrower is obligated to make payments of principal and interest monthly in advance to Lender on the first business day of each month; and

WHEREAS Borrower is in the process of completing an initial public offering of its securities (the "*IPO*"); and

WHEREAS Borrower has requested that Lender allow Borrower to make the payment due on November 1, 2007 late; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan Documents by entering into this Amendment No. 05 and Borrower agrees to perform such other covenants and conditions as follows:

Lender agrees to forbear from declaring an Event of Default or exercising any rights on account of Borrower's failure to make the payment due on November 1, 2007 expressly conditioned on Borrower's performance of the following covenants:

1. Until the successful completion of the IPO, without the prior written consent of the Lender, Borrower shall make disbursements only in accordance with the cash budget submitted to Lender in connection herewith (the "*Budget*"), and Borrower shall not make any disbursement for any expense not specified in Budget or in an amount in excess of the amount specified in the Budget for such expense.

2. Borrower shall make the payment due November 1, 2007 by the close of business three trading days after its common stock is first traded on a public stock exchange but in no event later then November 19, 2007.

Any breach by Borrower of the foregoing covenants shall without further notice or action by Lender constitute an Event of Default and Lender's forbearance shall terminate immediately.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:

EYETEL IMAGING, INC.

By: [signature]

Name: KEITH G. FREY

Title: CFO

LENDER:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

By: [signature]

Name: Thomas Conneely

Title: Vice President